Exhibit 99.4

Press Release

North American Energy Resources Elects Larry D. Hall to its Board of Directors

New Orleans, LA (Businesswire) November 10, 2011. North American Energy Resources, Inc. (OTCQB: NAEY) today announced it has elected Larry D. Hall to its Board of Directors. Larry previously served as Chairman/CEO and COO of KN Energy, Inc. a diversified and integrated natural gas company formerly listed on the NYSE until it merged with Kinder Morgan, Inc. in 1999. Under his leadership KN Energy grew from approximately $450 Million in assets to over $9 Billion in assets through organic growth and strategic acquisitions of select companies and assets.

Clinton W. Coldren, Chairman and CEO, commented, “Larry has successfully built a national energy company. He has proven the ability to identify and execute transactions that add value for his shareholders. As we strive to close our first acquisition and move into other prolific basins Larry's guidance will be well appreciated."

Mr. Hall obtained a Bachelor of Arts in Business and a Juris Doctor degree, with honors, from the University of Nebraska. During his time at KN Energy he also represented the company before the Federal Energy Regulatory Commission and state regulatory agencies in the states of Colorado, Wyoming, Kansas, Nebraska, Oklahoma and Texas. Mr. Hall was Vice Chairman of, and on the Board of Directors of, the Interstate Natural Gas Association of America and also served as Director of the Colorado Association of Commerce and Industry, Mountain States Employers' Council, Inc. and the Public Education and Business Coalition.

Alan G. Massara, President and CFO, said, “We are thrilled to add Larry Hall to our Board. He is widely known and respected throughout the energy industry. The depth of knowledge he developed while directing the growth of KN Energy, Inc. will especially be beneficial as we attempt to achieve a similar success with North American.”

Mike Pruitt, CEO of Chanticleer Holdings (OTCBB: CCLR) a significant shareholder and Board member stated "I have seen North American Energy restructured over the past year. Larry's addition to the Board and the Asset Purchase Agreement announced last week are transformational events."

About North American Energy Resources, Inc.

North American Energy Resources, Inc. (OTCQB: NAEY) is an independent oil and natural gas company engaged in the acquisition, exploration and development of oil and natural gas properties and the production of oil and natural gas. The Company's operations are currently in Oklahoma in the upstream segment of the oil and gas industry. The Company also has an interest in a pipeline located in its area of operations, which is currently shut-in but could be used for gathering its gas and the gas production of other producers.

Forward-Looking Statements

All statements included in this release relating to future plans, projects, events or conditions and all other statements, other than statements of historical fact included in this release, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions, including changes in long-term oil and gas prices, or other market conditions affecting the oil and gas industry, reservoir performance, the outcome of commercial negotiations, and changes in technical or operating conditions, among others, that could cause actual results, including acquisition plans, project plans and related expenditures, and resource recoveries to differ materially from those described in the forward-looking statements. North American Energy Resources, Inc. assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law. Additional information concerning potential factors that could affect future financial results are set forth in the Company's Annual Report on Form 10-K for the year ended April 30, 2011 and the Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 2011.

Contact Information

Clinton Coldren or Alan Massara (504) 561-1151.